                                   EXHIBIT 11

                              BULL RUN CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE
           (Dollars and shares in thousands, except per share amounts)


                                                          THREE MONTHS ENDED
                                                                MARCH 31
                                                            1997       1996

PRIMARY:
     Income before cumulative effect of
       accounting change                                  $  20    $    49
     Cumulative effect of accounting change                           (274)
                                                          -----       ----
     Net income (loss)                                    $  20     $ (225)
                                                             ==       ====

Primary shares:
     Weighted average number of shares
       outstanding                                       21,363     22,123
     Assuming exercise of options                           896        990
                                                        -------    -------
     Weighted average number of shares
       outstanding, as adjusted                          22,259     23,113
                                                         ======     ======

Primary earnings per share:
     Income before cumulative effect of
       accounting change                                 $  .00     $  .00
     Cumulative effect of accounting change                           (.01)
                                                         ------       ----
     Net income (loss)                                   $  .00     $ (.01)
                                                           ====       ====



ASSUMING FULL DILUTION:
     Income before cumulative effect of
       accounting change and extraordinary item           $  20    $    49
     Cumulative effect of accounting change                           (274)
                                                          -----       ----
     Net income (loss)                                    $  20     $ (225)
                                                             ==       ====

Fully diluted shares:
     Weighted average number of shares
       outstanding                                       21,363     22,123
     Assuming exercise of options                           896        990
                                                        -------    -------
     Weighted average number of shares
       outstanding, as adjusted                          22,259     23,113
                                                         ======     ======

Fully diluted earnings per share:
     Income before cumulative effect of
       accounting change                                 $  .00     $  .00
     Cumulative effect of accounting change                           (.01)
                                                         ------       ----
     Net income (loss)                                   $  .00     $ (.01)
                                                           ====       ====